Exhibit 99.1

CMS ENERGY ANNOUNCES FIRST QUARTER EARNINGS OF $0.75 PER SHARE; REAFFIRMS 2019 GUIDANCE

JACKSON, Mich., April 25, 2019 — CMS Energy announced today reported net income of $213 million or $0.75 per share, for the first quarter of 2019, compared to $241 million or $0.86 per share for the same quarter in 2018.

CMS Energy reaffirmed its guidance for 2019 adjusted earnings of $2.47 - $2.51 per share (*See below for important information about non-GAAP measures) or 6 to 8 percent annual adjusted earnings per share growth.

“CMS Energy’s commitment to the triple bottom line of people, planet and profit is reflected in our results for the first quarter of 2019,” said Patti Poppe, President and CEO of CMS Energy and Consumers Energy. “Our company withstood a polar vortex and severe winter storms during the quarter while still delivering solid operating and financial performance for our customers and investors.”

CMS Energy noted several accomplishments in the first quarter:

•                  IRP SETTLEMENT: The Company announced the filing of a settlement of its Integrated Resource Plan (IRP) with the Michigan Public Service Commission (MPSC), which will reduce carbon emissions by 90 percent, eliminate the use of coal to generate electricity and quadruple renewable energy use with the addition of 6,000 megawatts of solar. The settlement, supported by a broad coalition of key stakeholders, will position Consumers Energy as a national clean energy leader. The settlement is subject to the MPSC’s approval.

•                  SERVICE RESTORATION: We restored power to over 400,000 customers after significant storm activity during the quarter.

•                  ELECTRIC RATE CASE SETTLEMENT: The MPSC approved the company’s electric rate case settlement which allows for continued investment in safety and reliability on our grid. Also included in the settlement was the approval of the company’s electric vehicle charging program.

CMS Energy (NYSE: CMS) is a Michigan-based company that has an electric and natural gas utility, Consumers Energy, as its primary business. It also owns and operates independent power generation businesses.

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CMS Energy will hold a webcast to discuss its 2019 first quarter results and provide a business and financial outlook on April 25 at 8:30 a.m. (EDT). To participate in the webcast, go to CMS Energy’s homepage (cmsenergy.com) and select “Investor Meeting.”

Important information for investors about non-GAAP measures and other disclosures.

*This news release contains non-Generally Accepted Accounting Principles (non-GAAP) measures, such as adjusted earnings. Adjustments could include items such as discontinued operations, asset sales, impairments, restructuring costs, regulatory items from prior years, or other items detailed in the attached summary financial statements. Management views adjusted earnings as a key measure of the company’s present operating financial performance and uses adjusted earnings for external communications with analysts and investors. Internally, the company uses adjusted earnings to measure and assess performance. Because the company is not able to estimate the impact of specific line items, which have the potential to significantly impact, favorably or unfavorably, the company’s reported earnings in future periods, the company is not providing reported earnings guidance nor is it providing a reconciliation for the comparable future period earnings. The company’s adjusted earnings should be considered supplemental information to assist in understanding our business results, rather than as a substitute for the reported earnings. All references to earnings per share are on a diluted basis.

This news release contains “forward-looking statements.” The forward-looking statements are subject to risks and uncertainties that could cause CMS Energy’s and Consumers Energy’s results to differ materially. All forward-looking statements should be considered in the context of the risk and other factors detailed from time to time in CMS Energy’s and Consumers Energy’s Securities and Exchange Commission filings.

Investors and others should note that CMS Energy routinely posts important information on its website and considers the Investor Relations section, www.cmsenergy.com/investor-relations, a channel of distribution.

For more information on CMS Energy, please visit our website at cmsenergy.com. To sign up for email alert notifications, please visit the Investor Relations section of our website.

Media Contacts: Katie Carey, 517/788-2395 or Brian Wheeler, 517/788-2394

Investment Analyst Contact: CMS Energy Investor Relations, 517/788-2590

CMS ENERGY CORPORATION

Consolidated Statements of Income

(Unaudited)

	In Millions, Except Per Share Amounts
	Three Months Ended
	3/31/19	3/31/18

Operating revenue	$2,059	$1,953

Operating expenses	1,700	1,590

Operating Income	359	363

Other income	23	29

Interest charges	121	111

Income Before Income Taxes	261	281

Income tax expense	48	40

Net Income Available to Common Stockholders	$213	$241

Basic Earnings Per Average Common Share	$0.75	$0.86
Diluted Earnings Per Average Common Share	0.75	0.86

CMS ENERGY CORPORATION

Summarized Consolidated Balance Sheets

(Unaudited)

	In Millions
	As of
	3/31/19	12/31/18
Assets
Current assets
Cash and cash equivalents	$234	$153
Restricted cash and cash equivalents	33	21
Other current assets	2,109	2,294
Total current assets	2,376	2,468
Non-current assets
Plant, property, and equipment	18,315	18,126
Other non-current assets	4,102	3,935
Total Assets	$24,793	$24,529

Liabilities and Equity
Current liabilities (1)	$1,234	$1,531
Non-current liabilities (1)	6,596	6,429
Capitalization
Debt, capital leases, and financing obligation (excluding securitization debt) (2)
Debt, capital leases, and financing obligation (excluding non-recourse and securitization debt)	9,788	9,646
Non-recourse debt	2,003	1,854
Total debt, capital leases, and financing obligation (excluding securitization debt)	11,791	11,500
Noncontrolling interests	37	37
Common stockholders’ equity	4,858	4,755
Total capitalization (excluding securitization debt)	16,686	16,292
Securitization debt (2)	277	277
Total Liabilities and Equity	$24,793	$24,529

(1)         Excludes debt, capital leases, and financing obligation.

(2)         Includes current and non-current portions.

CMS ENERGY CORPORATION

Summarized Consolidated Statements of Cash Flows

(Unaudited)

	In Millions
	Three Months Ended
	3/31/19	3/31/18

Beginning of Period Cash and Cash Equivalents, Including Restricted Amounts	$175	$204

Net cash provided by operating activities	617	708
Net cash used in investing activities	(675)	(456)
Cash flows from operating and investing activities	(58)	252
Net cash provided by (used in) financing activities	150	(229)

Total Cash Flows	$92	$23

End of Period Cash and Cash Equivalents, Including Restricted Amounts	$267	$227

CMS ENERGY CORPORATION

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

(Unaudited)

	In Millions, Except Per Share Amounts
	Three Months Ended
	3/31/19		3/31/18

Net Income Available to Common Stockholders	$213		$241
Reconciling items:
Other exclusions from adjusted earnings	(*	)	*
Tax impact	*		(*	)

Adjusted net income — non-GAAP	$213		$241

Average Common Shares Outstanding
Basic	282.8		281.5
Diluted	283.6		282.2

Basic Earnings Per Average Common Share
Reported net income per share	$0.75		$0.86
Reconciling items:
Other exclusions from adjusted earnings	(*	)	*
Tax impact	*		(*	)

Adjusted net income per share — non-GAAP	$0.75		$0.86

Diluted Earnings Per Average Common Share
Reported net income per share	$0.75		$0.86
Reconciling items:
Other exclusions from adjusted earnings	(*	)	*
Tax impact	*		(*	)

Adjusted net income per share — non-GAAP	$0.75		$0.86

*       Less than $0.5 million or $0.01 per share.

Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company’s present operating financial performance and uses adjusted earnings for external communications with analysts and investors.  Internally, the Company uses adjusted earnings to measure and assess performance.  Adjustments could include items such as discontinued operations, asset sales, impairments, restructuring costs, regulatory items from prior years, or other items detailed in these summary financial statements.  Adjusted earnings should be considered supplemental information to assist in understanding our business results, rather than as a substitute for reported earnings.